FIRST AMENDMENT TO NET LEASE AGREEMENT


     THIS AMENDMENT TO NET LEASE AGREEMENT, made and entered into effective as of the 7th day of December, 2000, by and between AEI Income & Growth Fund 23 LLC ("Fund 23"), whose corporate general partner is AEI Fund Management XXI, Inc., whose address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor")(fax #651 227 7705), and Kona Restaurant Group, Inc., a Texas corporation, whose address is 3555 Ranch Road, 620 South, Austin, Texas 78734 ("Lessee") (fax # 512 263 8055);

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Victoria, Texas, and legally
described   in  Exhibit  "A",  which  is  attached   hereto   and
incorporated herein by reference; and

       WHEREAS, Lessee has constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee and Lessor have entered into that certain Net Lease Agreement dated April 18, 2000 (the "Lease") providing for the lease of said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions therein provided in the Lease;


     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, including the completion of the Building and other improvements constituting the Leased Premises, Lessee and Lessor do hereby agree to amend the Lease as follows:

1. Article 2(A) and (B) of the Lease shall henceforth read as follows:

ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be the period commencing April 18, 2000 ("Occupancy Date") through the effective date hereof, plus Seventeen (17) consecutive "Lease Years", as hereinafter defined, commencing on the effective date hereof, with the contemplated initial term hereof ending on December 31, 2017.

   (B) The first full Lease Year shall commence on the date of this First Amendment and continue through November 30, 2001. Each
Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.


2.   Article 4(A) of the Lease shall henceforth read as follows:

ARTICLE 4.  RENT PAYMENTS

     (A)  Annual Rent Payable for the first and second Lease Year:
          Lessee shall pay to Lessor an annual Base Rent of $175,612.50, which amount shall be payable in advance on the first day of each month in equal monthly installments of $14,634.38 to Fund 23. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

3. Lessee has accepted delivery of the Leased Premises and has entered into occupancy thereof;

4. Lessee has fully inspected the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the Lessor have been satisfied;

5. As of this date, the Lessor is not in default under any of the terms, conditions, provisions or agreements of the Lease and the undersigned has no offsets, claims or defenses against the Lessor with respect to the Lease.

6. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

7.   The Lease does not contain an Exhibit B.

IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.


                     LESSEE:  Kona Restaurant Group, Inc.,

                     By: /s/ Norman J Abdallah
                     Its: President


                     LESSOR:  AEI INCOME & GROWTH FUND 23 LLC

                     By:      AEI FUND MANAGEMENT XXI, INC., a
                              Minnesota corporation

                     By: /s/  Robert P Johnson
                              Robert P. Johnson, President







                              EXHIBIT A


                              1.6310 ACRE
                          (71,046 Square Feet)



THE STATE OF TEXAS
THE COUNTY OF VICTORIA


BEING a 1.6310 acre tract of land situated in Farm Lot 2, Block 6, Range 3, East Above Town in the Original Four League Grant to the Town of Victoria, Victoria County, Texas and being a portion of that certain tract of land described as 8.759 acres as conveyed from Myrtle Gunn York to Victoria Hank and Trust Company, as Trustee, by instrument dated November 10, 1992, and recorded in Volume 0035, Page 477 of the Official Records of Victoria County, Texas, said 1.6310 acre tract of land being more fully described by metes and bounds as follows:

COMMENCING at a 5/8 inch diameter iron rebar found for corner in the east right-of-way line of U.S. Highway No. 77 (also known as N. Navarro Street), said iron rebar marks the southwest corner of Lot 1, Block 1 of Golden Corral Subdivision No. 1, and addition to the City of Victoria, Victoria County, Texas, according to the established map and plat of said addition recorded in Volume 7, Page 85D of the Map and Plat Records of said County;

THENCE, South 18 deg. 13' 29" West, along said right-of-way line a distance of 221.86 feet to a 5/8 inch diameter iron rebar found marking the beginning of a curve to the left;

THENCE, in a southwesterly direction along said curve to the left and continuing along said right-of-way line (internal angle -2 deg. 18' 40", radius = 3169.85 feet, chord bears S 16 deg. 30' 57" W, a distance of 152.03 feet) for an arc distance of 152.04 feet to a 5/8 inch diameter iron rebar found for the POINT OF BEGINNING of the herein described tract;

THENCE, South 71 deg. 47' 38" East, a distance of 223.07 feet to a 5/8 inch diameter iron rebar found marking the northeast corner of the herein described tract;

THENCE, South 15 deg 44' 31" West, a distance of 284.42 feet to a 5/8 inch diameter iron rebar found marking the southeast corner of the herein described tract in the north line of that certain tract of land described as 2.10 acres ad conveyed from Myrtle York to CNB Properties by instrument recorded in Volume 1040, Page 484 of the Deed Records of said County'

THENCE, South 85 deg. 01' 17" West, along the north line of  said
2.10 acre tract, a distance of 216.11 feet to a concrete monument found marking the southwest corner of the herein described tract, in the aforesaid curving east right-of-way line of U. S. Highway No. 77, same being the northwest corner of said 2.10 acre tract;

THENCE, in a northwesterly direction along said curving right-of-way line (internal angle 5 deg. 38' 32", radius = 3769.47 feet, chord bears N 12 deg. 32' 21" E, a distance of 371.05 feet) for an arc distance of 371.20 feet to the POINT OF BEGINNING, CONTAINING, within these metes and bounds 1.6310 acre (71,046 square feet) of land, more or less.

TOGETHER WITH certain rights, benefits, and easements created by that certain Declaration of Easements, Restrictions, and Related Agreements of even recording date with the Special Warranty Deed from Triton Commercial Properties, Ltd to AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Real Estate Fund XV Limited Partnership, and AEI Real Estate Fund XVII Limited Partnership.